UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

A-MARK PRECIOUS METALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36347	11-2464169
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2121 Rosecrans Ave, Suite 6300
El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 587-1477

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMRK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

On February 14, 2023, A-Mark Precious Metals, Inc. (“A-Mark” or the "Company") entered into a new employment agreement with Gregory N. Roberts, A-Mark’s Chief Executive Officer (the “CEO”). The new employment agreement will become effective July 1, 2023, replacing the CEO’s existing employment agreement upon its expiration on June 30, 2023.

The agreement contains the following key terms:

•
The CEO will continue to be employed in that capacity from July 1, 2023 through June 30, 2027. As under the current agreement, the new agreement will require the CEO to devote 80% of his working time to A-Mark.
•
Base salary will be $1,000,000 per year during the employment term.
•
The CEO is eligible to receive an annual incentive bonus (the “Performance Bonus”) for each of the Company’s fiscal years during the term, ranging from $0 to $2.0 million, based on A-Mark's annual pre-tax profits performance.
•
A cash incentive bonus is payable at the end of the four-year term (subject to acceleration in the event of certain terminations of employment or a change in control) equal to 2% of the Total Shareholder Return (as defined) on the outstanding shares at June 30, 2023, including dividends paid during the employment term, minus the total salary and cash bonuses that were paid to the CEO for services during the employment term.
•
Benefits under the new agreement will be similar to those under the current employment agreement.
•
Similar to the terms of the CEO's current employment agreement, severance and a pro rata portion of the Performance Bonus for the year of termination would be payable upon a termination of the CEO’s employment by the Company not for cause or termination by the CEO for good reason (as defined.) Severance would consist of a lump sum payment equal to the annualized level of salary paid over the preceding 36 months plus the average annual Performance Bonuses paid for the three completed fiscal years preceding the fiscal year of termination, but not less than $2 million.
•
Other terms of the new employment agreement, including business-protection covenants, are substantially the same as under the CEO’s current employment agreement.

The foregoing description is qualified in its entirety by reference to the employment agreement between A-Mark and the CEO, a copy of which is included as Exhibit 10.1 to this Report on Form 8-K, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Employment Agreement, dated February 14, 2023, between A-Mark Precious Metals, Inc. and Gregory N. Roberts.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A-MARK PRECIOUS METALS, INC.

Date:	February 17, 2023	By:	/s/ Carol Meltzer
		Name: Title:	Carol Meltzer General Counsel and Secretary